Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cleveland BioLabs, Inc. and Subsidiaries
73 High Street
Buffalo, NY 14203

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 14, 2020, relating to the consolidated financial statements of Cleveland BioLabs, Inc. and Subsidiaries, appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

MEADEN & MOORE, LTD.

Cleveland, Ohio

May 20, 2020